EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits (3)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
SUB-ITEM 77D: Policies with respect to security investments

(i) Effective on or about February 28, 2002, the Credit
Suisse High Income Fund implemented a policy of investing, under normal market conditions, at least 80% of net assets plus any borrowings for investment purposes in fixed-income securities that are rated in the lower rating categories of the established rating services (Baa or lower by Moody's Investors Services ("Moody's") and BBB or lower by Standard & Poor's Ratings Services Inc. ("S&P")), or, if unrated, are deemed by CSAM to be of comparable quality.
(ii) Effective on or about February 28, 2002, the
Credit Suisse U.S. Government Money Fund implemented a policy of investing, under normal market conditions, at least 80% of net assets plus any borrowings for investment purposes in U.S. Government securities.
(iii) Effective on or about February 28, 2002, the
Credit Suisse Municipal Money Fund implemented a policy of investing, under normal market conditions, at least 80% of assets in investments the income from which is exempt from federal income tax.
(iv) Effective on or about February 28, 2002, the
Credit Suisse International Fund implemented a policy of investing, under normal market conditions, at least 80% of net assets plus any borrowings for investment purposes in equity securities of issuers from at least three foreign markets.



EXHIBIT B:

10-F3 Transactions
For the Period of November 1, 2001 through April 30, 2002


CREDIT SUISSE HIGH INCOME FUND

Offering: Ferro Corp Notes
Date:
Broker: Nat City
Price: 98.73
Par/Shares: 150
% of Offering: 0.75
% of Assets: 0.10153
Syndicate Member: CS First Boston


Offering: Triton Pcs Inc 144A
Date:
Broker: Chase Manhattan Bank
Price: 100
Par/Shares: 150
% of Offering: 0.375
% of Assets: 0.115
Syndicate Member: CS First Boston


Offering: Collins & Aikmam 144A
Date: 2/14/02
Broker: Banc of America Sec LLC
Price: 100
Par/Shares: 150
% of Offering: 0.08571
% of Assets: 0.10071
Syndicate Member: CS First Boston


Offering: RFS Partnership LP
Date: 2/21/02
Broker: Banc of America Sec LLC
Price: 100
Par/Shares: 250
% of Offering: 0.2
% of Assets: 0.16745
Syndicate Member: CS First Boston




EXHIBIT C:

(1)
(a) (i) Certificate of Amendment to the Agreement and
Declaration of Trust, dated June 18, 2002.

                 CERTIFICATE OF AMENDMENT
                           TO
                   CERTIFICATE OF TRUST
                           OF
              CREDIT SUISSE OPPORTUNITY FUNDS

This Amendment to the Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act
(12 Del. C. Section 3810) and sets forth the following:

 First:  The name of the trust is Credit Suisse Opportunity
Funds (the "Trust").

Second: Section 6.2 of the Declaration of Trust is hereby amended to change the name of the portfolio of Trust as follows:

         To change the name of the Credit
Suisse International Equity II Fund of the Trust to be the "Credit Suisse International Fund".

 Third:  This certificate shall be effective December 12, 2001.

BY:/s/Steven N. Rappaport
as Trustee, and not individually
NAME:  Steven N. Rappaport



(2)
(a)(ii) Amended and Restated By-Laws, dated February 12, 2002.

                      ________________________
                  CREDIT SUISSE OPPORTUNITY FUNDS

                    AMENDED AND RESTATED BY-LAWS
                      ________________________

TABLE OF CONTENTS
Page
ARTICLE I	Shareholder Meetings	1
1.1	Chairman	1
1.2	Proxies; Voting	1
1.3	Fixing Record Dates	1
1.4	Inspectors of Election	2
1.5	Records at Shareholder Meetings	2
1.6	Notice of Shareholder Business.	2
1.7	Shareholder Business not Eligible for Consideration.
	3
ARTICLE II	Trustees	3
2.1	Meetings	3
2.2	Chairman; Records	4
2.3	Trustee Nominations.	4
ARTICLE III	Officers	5
3.1	Officers of the Trust	5
3.2	Election and Tenure	5
3.3	Removal of Officers	5
3.4	Bonds and Surety	5
3.5	Chairman, President, and Vice Presidents	5
3.6	Secretary	6
3.7	Treasurer	6
3.8	Other Officers and Duties	7
ARTICLE IV	Miscellaneous	7
4.1	Depositories	7
4.2	Signatures	7
4.3	Seal	7
ARTICLE V	Stock Transfers	7
5.1	Transfer Agents	7
5.2	Transfer of Shares, Registrars and the Like	7
5.3	Registered Shareholders	8
ARTICLE VI	Amendment of By-Laws	8
6.1	Amendment and Repeal of By-Laws	8


CREDIT SUISSE OPPORTUNITY FUNDS
AMENDED AND RESTATED BY-LAWS
These Articles are the Amended and Restated By-Laws of
Credit Suisse Opportunity Funds, a trust established under the laws of the State of Delaware (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration"), dated as of May 31, 1995, which was amended by Certificates of Amendment dated as of January 29, 1999 and December 12, 2001 that have been filed with the Secretary of State of the State of Delaware. These By-Laws have been adopted by the Trustees pursuant to the authority granted by Section 3.9 of the Declaration.
All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.
ARTICLE I

Shareholder Meetings
1.1 Chairman. The Chairman of the Trustees, or in his absence or inability to act (or if there is none), the Chairman, or in his absence or inability to act, the President, or in his absence or inability to act (or if there is none), a Vice President or in the absence or inability to act of the Chairman of the Trustees, the Chairman, the President and all the Vice Presidents, a chairman chosen from among the Trustees present at the meeting or, if no Trustees are present, by the stockholders shall preside at each Shareholders meeting as chairman of the meeting.
1.2 Proxies; Voting. At each meeting of Shareholders, each full share represented at the meeting shall have one vote, as provided in Article 10 of the Declaration. Each Shareholder entitled to vote at any meeting of Shareholders may vote in person or may authorize another person to act as proxy for the Shareholder by (a) signing a writing authorizing another person to act as proxy or (b) any other means permitted by law. Signing may be accomplished by the Shareholder or the Shareholder's authorized agent signing the writing or causing the Shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. The absence from any meeting in person or by proxy of holders of the number of Shares of the Trust in excess of the number required by Delaware law, the 1940 Act, or any other applicable statute, the Declaration or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Shares of the Trust required for action upon such other matter or matters.
1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in
Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.
1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determinate the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them. Inspectors need not be shareholders of the Trust.
1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.
1.6 Notice of Shareholder Business.
(a) At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be (i)(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (B) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (C) subject to the provisions of Section 1.7 of this
Article I, otherwise properly brought before the meeting by a Shareholder, and (ii) a proper subject under applicable law for Shareholder action.
(b) For business to be properly brought before an annual or special meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Trust no later than 60 (sixty) days prior to the date of the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.
(c) Any such notice by a Shareholder shall set forth as to each matter the Shareholder proposes to bring before the annual or special meeting, (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Trust's books, of the Shareholder proposing such business, (iii) the class and number of shares of the Trust which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business.
(d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.6. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered or transacted.
1.7 Shareholder Business not Eligible for Consideration.
(a) Notwithstanding anything in these By-Laws to the contrary, any proposal that is otherwise properly brought before an annual or special meeting by a Shareholder will not be eligible for consideration by the Shareholders at such annual or special meeting if such proposal is substantially the same as a matter properly brought before such annual or special meeting by or at the direction of the Board of Trustees of the Trust. The chairman of such annual or special meeting shall, if the facts warrant, determine and declare that a Shareholder proposal is substantially the same as a matter properly brought before the meeting by or at the direction of the Board of Trustees, and, if he should so determine, he shall so declare to the meeting and any such Shareholder proposal shall not be considered at the meeting.
(b) This Section 1.7 shall not be construed or applied to make ineligible for consideration by the Shareholders at any annual or special meeting any Shareholder proposal required to be included in the Trust's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.
ARTICLE II

Trustees
2.1 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman of the Trustees, if any, the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. Notice of any special meeting of the Trustees shall be sufficient if given as hereinafter provided. Each notice of any special meeting shall state the time and place of the meeting and shall be delivered to each Trustee, either personally or by telephone, facsimile transmission or other standard form of telecommunication, at least 24 (twenty-four) hours before the time at which the meeting is to be held.
2.2 Chairman; Records. The Trustees may, but need not, appoint from among their number a Chairman of the Trustees who shall serve as such at the pleasure of the Trustees. When present, the Chairman of the Trustees shall preside at all meetings of the Shareholders and of the Trustees and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The Chairman of the Trustees shall have such other powers and duties as the Trustees may prescribe. In the absence or inability to act of the Chairman of the Trustees, the Chairman, or in his absence or inability to act, the President, or in his absence or inability to act, any Vice President, may preside at each meeting of the Trustees as chairman of the meeting. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.
2.3 Trustee Nominations.
(a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible for election or re-election as Trustees. Nominations of persons for election or re-election to the Board of Trustees of the Trust may be made at a meeting of Shareholders by or at the direction of the Board of Trustees or by any Shareholder of the Trust who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this
Section 2.3.
(b) Such nominations, other than those made by or at the direction of the Board of Trustees, shall be made pursuant to timely notice delivered in writing to the Secretary of the Trust. To be timely, any such notice by a Shareholder must be delivered to or mailed and received at the principal executive offices of the Trust not later than 60 (sixty) days prior to the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was given or such public disclosure was made.
(c) Any such notice by a Shareholder shall set forth, (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a Trustee, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Trust which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including without limitation such person's written consent to be named in the proxy statement as a nominee and to serving as a Trustee if elected and whether any person intends to seek reimbursement from the Trust of the expenses of any solicitation of proxies should such person be elected a Trustee of the Trust); and (ii) as to the Shareholder giving the notice, (A) the name and address, as they appear on the Trust's books, of such Shareholder, and (B) the class and number of Shares of the Trust which are beneficially owned by such Trustee. At the request of the Board of Trustees, any person nominated by the Board of Trustees for election as a Trustee shall furnish to the Secretary of the Trust that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee.
(d) If a notice by a Shareholder is required to be given pursuant to this Section 2.3, no person shall be entitled to receive reimbursement from the Trust of the expenses of a solicitation of proxies for the election as a Trustee of a person named in such notice unless such notice states that such reimbursement will be sought from the Trust. No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 2.3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.
ARTICLE III

Officers
3.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both Chairman and Secretary.
3.2 Election and Tenure. The officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.
3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.
3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.
3.5 Chairman, President, and Vice Presidents. The Trustees may appoint a Chairman who is not a member of the Board of Trustees. If they do so, the Chairman shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. In the absence of the Chairman of the Board of Trustees or if no Chairman of the Board of Trustees has been elected, the Chairman shall preside at all Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Board of Trustees. Except as the Trustees may otherwise order, the Chairman shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The Chairman shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate. Any President of the Trust shall perform such duties as the Trustees or the Chairman may from time to time designate. Any Vice President of the Trust shall perform such duties as the Trustees, the Chairman or the President may from time to time designate.
At the request or in the absence or disability of the Chairman, the President (if one has been appointed) may perform all the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. At the request or in the absence or disability of the Chairman and the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the Chairman and the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman and the President.
3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.
3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees, the Chairman and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees, the Chairman or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.
3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Chairman or President.
ARTICLE IV

Miscellaneous
4.1 Depositories. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.
4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.
4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
ARTICLE V

Stock Transfers
5.1 Transfer Agents, Registrars and the Like. As provided in Section 6.9 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various Series of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.
5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.10 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reason-ably required to show that the requested transfer is proper.
5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VI

Amendment of By-Laws
6.1 Amendment and Repeal of By-Laws.  In accordance with
Section 3.9 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time; provided, however, that By-Laws adopted by the Shareholders may, if such By-Laws so state, be altered, amended or repealed only by the Shareholders by an affirmative vote of a majority of the outstanding voting securities of the Trust, and not by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

Adopted as of February 12, 2002.




(3)
(b) (i) RESOLVED, that the non-fundamental and fundamental policies to invest, under normal circumstances, at least 80% of the value of the relevant Funds' net assets, plus the amount of any borrowings for investment purposes, (the "80% Policy") presented to this meeting be, and hereby are, approved and adopted;
and further
(ii) RESOLVED, that, with respect to those Funds whose 80% Policy is a non-fundamental policy, a policy to provide relevant Fund shareholders with at least 60 days prior notice of any change in the 80% Policy, which notice meets the requirements of paragraph (c) of Rule 36d-1 under the Investment Company Act of 1940, as amended, be, and hereby is, approved and adopted; and further
(iii) RESOLVED, that the percentage of the relevant
Funds' net assets, plus the amount of any borrowings for investment purposes, that may, under normal circumstances, be invested in securities other than those covered by the Fund's 80% Policy as presented to this meeting be, and hereby is, reduced to 20% to the extent the current maximum limit exceeds 20%; and further
(iv) RESOLVED, that the officers of each Fund be, and each hereby is, authorized and directed to take all actions necessary or appropriate, including supplementing each Fund's prospectus and statement of additional information, to effectuate the foregoing.